Exhibit 10.27

TRINITY CAPITAL INC.

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this “Agreement”) is made as of June 19, 2020, between TRINITY CAPITAL INC., a Maryland corporation (“Lessor”) and MOLEKULE, INC., a Delaware corporation (“Lessee”).

Lessee desires to lease from Lessor the equipment and other property (the “Equipment”) described in each Equipment Schedule executed pursuant to this Lease (each, a “Schedule”) incorporating by reference the terms and conditions of this Lease. Each Schedule identified as being part of this Agreement incorporates the terms of this Agreement and constitutes a separate lease agreement and is referred to herein as the “Lease.” Certain definitions and construction of certain of the terms used in this Lease are provided in Section 19 hereof. Subject to the terms and conditions of this Agreement, Lessor has agreed to make available to Lessee lease financing in the aggregate amount of $5,600,000 (the “Commitment Amount”), with such drawdowns to be made as follows: (i) $2,898,172.88 at the execution of this Lease; and (ii) the remaining balance of $2,701,827.12 to be drawn, at the Lessee’s option, by or before March 31, 2021. Notwithstanding anything to the contrary contained herein, in any other Lease Document, or in the Term Sheet dated December 2, 2019, Lessor shall not be obligated to enter into any Schedule (i) after March 31, 2021, (ii) in excess of the aggregate amount of the Commitment Amount, (iii) at any time that there is a then continuing uncured Event of Default hereunder or under any other Lease Document, or (iv) if any conditions precedent in Section 5 have not been satisfied. Each request by Lessee for lease financing shall be in an amount not less than $500,000. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Lease agree as follows:

1.AGREEMENT TO LEASE; TERM. This Agreement is effective as of the date specified above. By entering into a Schedule, Lessor leases the Equipment described therein to Lessee, and Lessee leases such Equipment from Lessor, in each case, subject to the terms and conditions in this Lease, each Schedule, each Security Agreement and all of the other documents and agreements executed in connection herewith (collectively, the “Lease Documents”). Each Schedule, incorporating the terms and conditions of this Lease, will constitute a separate instrument of lease and is referred to herein as the “Lease”. The term of lease with respect to each item of Equipment leased under a Schedule shall commence on the date of execution of such Schedule and accompanying Security Agreement and continue for the term provided in that Schedule. The term “Total Cost” means, with respect to the applicable Equipment, the Equipment Cost plus the Soft Costs (as defined in the applicable Schedule). The term “Equipment Cost” means (i) with respect to the Equipment leased under the initial Schedule, the equipment cost amount mutually agreed to by the parties for such Equipment and (ii) with respect to the Equipment leased under any subsequent Schedule, the Supplier’s net invoice price (as set forth in the Supply Contract) for such Equipment. The initial monthly rent factor (as in effect on the date of this Agreement) to be used for calculating Basic Rent shall be equal to .027637. The monthly rent factor with respect to each Schedule will be fixed on the commencement date for such Schedule will be determined by Lessor indexing the Prime Lending Rate as reported in the Wall Street Journal on the first day of the month in which a Schedule is executed against 3.25% (which was the Prime Lending Rate at the time the initial monthly rent factor described above were set), and remain fixed for the duration for such Schedule. With respect to any new Schedule executed by Lessee from or after the date of the increase in the Prime Lending Rate, the monthly rent factor described above will be increased by the increase in the implied interest rate underlying such monthly rent factor to the extent of any increase in the Prime Lending Rate. By way of example only, if the Prime Lending Rate is 4.25% on the date of execution of a new Schedule, the implied lending rate will be increased by one percentage point and the monthly rent factor will be adjusted accordingly. Any drop in the Prime Lending Rate shall not cause a corresponding drop in the monthly rent factor from the initial monthly rent factor described above. This Lease is not cancellable or terminable by Lessee for the term set forth in each Schedule; provided that this Lease may be cancelled by Lessee after written notice of cancellation to Lessor and after Lessee paying all amounts due under any executed Schedule, including all remaining Rent (as defined below), any unpaid fees for the period prior to cancellation of the Lease, the Final Payment as required under a Schedule, or any other amounts due at the time of cancellation whatsoever. Upon cancellation of this Lease, Lessor shall take such actions as may be necessary or reasonable to evidence the release of Lessor’s security interest and the Equipment and Lessee’s other assets.

2.RENT. Lessee shall pay Lessor (a) the rental installments specified for the Equipment under each Schedule (“Basic Rent”) as and when specified in each Schedule, without demand, and (b) all of the other amounts payable in accordance with this Lease, such Schedule and/or any of the other Lease Documents with respect to such Equipment (“Other Payments”, and together with the Basic Rent, collectively, the “Rent”). Upon Lessee's execution thereof, the related Schedule shall constitute a non-cancelable net lease, and Lessee's obligation to pay Rent, and otherwise to perform its obligations under or with respect to such Schedule and all of the other Lease Documents, are and shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the “Suppliers”), or anyone else, for any reason whatsoever (each, an “Abatement”). Lessee agrees that all Rent shall be paid in accordance with Lessor's or Assignee's written direction. Time is of the essence. If any Rent is not paid within five (5) days of the due date, Lessor may collect, and Lessee agrees to pay a late charge (accruing at the “Late Charge Rate” specified in the related Schedule) with respect to the amount in arrears for the period such amount remains unpaid (the “Late Charge”). The assessment of a Late Charge shall be in addition to, and not in lieu of, Lessor’s imposition of a default rate (accruing at the “Default Rate” specified in the related Schedule) with respect to the unpaid and accelerated balance due hereunder.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE. Lessee represents, warrants and agrees that, as of the effective date of this Lease and of each Schedule: (a) Lessee has the form of business organization indicated, and is and will remain duly organized and existing in good standing under the laws of the state specified, under Lessee's signature and is duly qualified to do business wherever necessary to perform its obligations under the Lease Documents, including each jurisdiction in which the Equipment is or will be located. Lessee's legal name is as shown in the preamble of this Lease; and Lessee's Federal Employer Identification Number and organizational number are as set forth under Lessee's signature. Within the previous six (6) years, Lessee has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Lessor in writing (except that Lessee was named Transformair, Inc. March 2016 – June 2016), (b) The Lease Documents have been duly authorized by all necessary action consistent with Lessee's form of organization, do not require the approval of, or giving notice to, any governmental authority, do not contravene or constitute a default under any applicable law, Lessee's organizational documents, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound, and constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof. (c) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean (i) a materially adverse effect on the business, financial condition operations, performance or properties of Lessee, or (ii) a material impairment of the ability of Lessee to perform its obligations under or remain in compliance with such Schedule or any of the other Lease Documents. Further, as of the date hereof, Lessee is not in default under any financial or other material agreement that, either individually, or in the aggregate, would have the same such effect. (d) All of the Equipment covered by such Schedule is located solely in the jurisdiction(s) specified in such Schedule. (e) Under the applicable laws of each such jurisdiction, such Equipment consists (and shall continue to consist) solely of personal property and not fixtures. Such Equipment is removable from and is not essential to the premises at which it is located. (f) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end and audit adjustments and the absence of footnotes) (“GAAP”), and fairly present in all material respects Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (g) With respect to any Collateral, Lessee has good title to, rights in, and/or power to transfer all of the same. (h) No Supplier is an affiliate of Lessee. (i) The Supply Contract (as such term is hereinafter defined) represents an arms' length transaction and the purchase price for the Equipment specified therein is the amount obtainable in an arms' length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell. Lessee further waives any and all rights and remedies conferred by UCC 2A-508 through 2A-522, including, but not limited to, Lessee's right to (1) cancel or repudiate the Lease; (2) reject or revoke acceptance of the Equipment; (3) deduct from rental payments all or any part of any claimed damages resulting from Lessor's default under the Lease; (4) recover from Lessor any general, special, incidental, or consequential damages, for any reason whatsoever. Lessee further waives any and all rights, now or hereafter conferred by statute or otherwise, that may require Lessor to sell, re-lease, or otherwise use or dispose of the Equipment in mitigation of Lessor's damages or that may otherwise limit or modify any of Lessor's rights or remedies hereunder.

4. FURTHER ASSURANCES AND OTHER COVENANTS. Lessee agrees as follows: (a) Lessee will furnish Lessor with (1) for each fiscal year for which Lessee’s board of directors requires Lessee to prepare audited financial statements, a copy of Lessee’s annual, audited financial statements consisting of a consolidated and consolidating balance sheet, income statement and cash flow statement prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and presenting fairly in all material respects Lessee’s financial condition as at the end of that fiscal year and the results of its operations for the twelve (12) month period then ended and certified by Lessee’s chief executive officer, chief operating officer, chief financial officer or other financial officer that such financial statements fairly present in all material respects Lessee's financial condition, together with an unqualified opinion (provided that such opinion may contain a “going concern” qualification typical for venture backed companies similar to Lessee) on the financial statements from an independent certified public accounting firm acceptable to Lessor in its reasonable discretion, within two hundred seventy(270) days of the close of each fiscal year of Lessee; provided that if the Board does not require audited financial statements, then, as soon as available, and in any event within ninety (90) days after the end of Lessee's fiscal year, company-prepared consolidated financial statements for such fiscal year certified by the Lessee’s chief executive officer, chief operating officer, chief financial officer or other financial officer that such financial statements fairly present in all material respects Lessee's financial condition and in a form reasonably acceptable to Lessor, (2) a copy of Lessee’s unaudited financial statements pertaining to the results of operations for the month then ended and certified by Lessee’s chief executive officer, chief operating officer, chief financial officer or other financial officer, consisting of a consolidated and consolidating balance sheet, income statement and cash flow statement, prepared in accordance with generally accepted accounting principles applied on a consistent basis, along with the most recent “Transaction Report” provided by Silicon Valley Bank (or if such report is no longer provided by Silicon Valley Bank at the time, copies of bank statements), within thirty (30) days of the close of each fiscal month of Lessee, (3) a copy of Lessee’s most recent 409A valuation within 30 days of its approval by the Lessee’s board of directors, (4) all of Lessee’s Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission (“SEC”) as and when filed (by furnishing these SEC forms, which forms may be furnished electronically and if so furnished, shall be deemed to have been furnished on the date on which Lessee posts such forms, or provides a link thereto, on Lessee’s website on the internet at Lessee’s website address and provides Lessor written notice of such posting), and (5) a complete and accurate listing of all Equipment leased under a Schedule which includes its then current location within thirty (30) days of request by Lessor. (b) Lessee shall obtain and deliver to Lessor and/or promptly execute or otherwise authenticate any documents, filings, waivers (including any landlord and mortgagee waivers), releases and other records, and will take such further action as Lessor may reasonably request in furtherance of Lessor's rights under any of the Lease Documents. Lessee irrevocably authorizes Lessor to file UCC financing statements (“UCCs”), and other filings with respect to the Equipment or any Collateral. Without Lessor's prior written consent, Lessee agrees not to file any corrective or termination statements or partial releases with respect to any UCCs filed by Lessor pursuant to this Lease. (c) Lessee shall provide written notice to Lessor within fifteen (15) days prior to any change in Lessee's name or jurisdiction or form of organization, promptly upon the occurrence of any Event of Default (as defined in Section 15) or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default (a “Default”) and/or promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease.

5.CONDITIONS PRECEDENT. Lessor’s agreement to lease any Equipment under a Schedule, is conditioned upon Lessor's determination that all of the following have been satisfied: (a) Lessor having received the following, in form and substance reasonably satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions of Section 11; (2) lien searches in the jurisdiction of Lessee's organization, and wherever else Lessor deems appropriate; (3) UCCs, real property waivers and all other filings required by Lessor; (4) a certificate of an appropriate Officer of Lessee certifying: (A) resolutions duly authorizing the transactions contemplated in the applicable Lease Documents, and (B) the incumbency and signature of the officers of Lessee authorized to execute such documents; (5) duly executed copies of the applicable Schedule, and counterpart originals of all other Lease Documents; (6) all purchase documents pertaining to the Equipment (collectively, the “Supply Contract”); (7) good standing certificates from the jurisdiction of Lessee’s organization and the location of the Equipment, and evidence of Lessee's organizational number; (8) Lessor’s satisfaction, in Lessor’s sole discretion, of the results of Lessor’s due diligence investigation, including, without limitation, if requested by Lessor, review of the financial statements of Lessee dated no more than sixty (60) days prior to the release of any draw, (9) issuance of Warrants to Purchase Series C-1 Preferred Stock, in form acceptable to Lessor in Lessor’s sole discretion, with values equal to 2% of the facility commitment amount divided by the strike price of $3.12 per share and; (10) such other documents, agreements, instruments, certificates, and assurances, as Lessor reasonably may require. (b) All representations and warranties provided by Lessee in favor of Lessor in any of the Lease Documents shall be true and correct on the effective date of the related Schedule (Lessee's execution and delivery of the Schedule shall constitute Lessee's acknowledgment of the same).

(c) There shall be no Default or Event of Default under the Schedule or any other Lease Documents. The Equipment shall have been delivered to and accepted by Lessee, as evidenced by the Schedule, and shall be in the condition and repair required hereby; and on the effective date of such Schedule Lessor shall have received good title to the Equipment described therein, free and clear of any claims, liens, attachments, rights of others and legal processes (“Liens”, other than the Permitted Liens.

6.ACCEPTANCE UNDER LEASE. Upon delivery, Lessee shall inspect and, if conforming to the condition required by the applicable Supply Contract, accept the Equipment and execute and deliver to Lessor a Schedule describing such Equipment. The Schedule will evidence Lessee's unconditional and irrevocable acceptance under the Schedule of the Equipment described therein. However, if Lessee fails to accept delivery of any item of the Equipment or accepts such Equipment but fails to satisfy any or all of the other conditions set forth in Section 5, Lessor shall have no obligation to lease such Equipment. In such event, Lessor's rights shall include, among other things, the right to demand that Lessee (a) fully assume all obligations as purchaser of the Equipment, with the effect of causing Lessor to be released from any liability relating thereto, (b) immediately remit to Lessor an amount sufficient to reimburse it for all advance payments, costs, taxes or other charges paid or incurred with respect to the Equipment (including any of such amounts paid by Lessor to any Supplier under the Supply Contract or as a reimbursement to Lessee), together with interest at the Late Charge Rate accruing from the date or dates such amounts were paid by Lessor until indefeasibly repaid by Lessee in full, and (c) take all other actions necessary to accomplish such assumption.

7.USE AND MAINTENANCE. (a) Lessee shall (1) use the Equipment solely in the continental United States and in the conduct of it business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (i) the applicable Supplier's recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by any Supplier or service provider, (ii) the requirements of all applicable insurance policies, (iii) the Supply Contract, so as to preserve all of Lessee's and Lessor's rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (iv) all applicable laws, and (v) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned by or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee's full compliance with the terms hereof; (3) provide written notice to Lessor not less than thirty (30) days after any change of the location of any Equipment (or the location of the principal garage of any Equipment, to the extent that such Equipment is mobile equipment) as specified in the Schedule; and (4) not attach or incorporate the Equipment to or in any other property in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property; (5) not allow any Hazardous Material (as hereafter defined) to be used, generated, released, stored, disposed of or transported in, on or around the Equipment, except in compliance with applicable law. (b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, or damaged beyond repair or otherwise unfit for use, by new or reconditioned replacement parts which are free and clear of all Liens, other than the Permitted Liens, and have a value, utility and remaining useful life at least equal to the parts replaced (assuming that they were in the condition required by this Lease). Any modification or addition to the Equipment that is required by this Lease shall be made by Lessee. Title to all such parts, modifications and additions to the Equipment immediately shall vest in Lessor, without any further action by Lessor or any other person, and they shall be deemed incorporated in the Equipment for all purposes of the related Schedule. Unless replaced in accordance with this Section, Lessee shall not remove any parts originally or from time to time attached to the Equipment, if such parts are essential to the operation of the Equipment, are required by any other provision of this Lease or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition of such parts. Except as permitted in this Section, Lessee shall not make any material alterations to the Equipment. (c) Upon forty-eight (48) hours' notice, Lessee shall afford Lessor and/or its designated representatives access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records relating thereto at any reasonable time during normal business hours; provided, however, if a Default or Event of Default shall have occurred and then be continuing, no notice of any inspection by Lessor shall be required. If any discrepancies are found as they pertain to the general condition of the Equipment, Lessor will communicate these discrepancies to Lessee in writing. Lessee shall then have thirty (30) days (or, so long as Lessee is working diligently in good faith to rectify such discrepancies, such longer time as may be reasonably agreed) to rectify these discrepancies at its sole expense. Lessee shall pay all expenses of re-inspection by Lessor's appointed representative, if corrective measures were required.

8.DISCLAIMER; QUIET ENJOYMENT. THE EQUIPMENT IS LEASED HEREUNDER “AS IS, WHERE IS”. LESSOR IS NOT A SUPPLIER, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING ANY PART, OR ANY MATTER WHATSOEVER, INCLUDING, AS TO EACH ITEM OF EQUIPMENT, ITS DESIGN, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF SUCH ITEM WITH ANY APPLICABLE LAW, CONFORMITY OF SUCH ITEM TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE DOCUMENT OR TO THE DESCRIPTION SET FORTH IN THE RELATED SCHEDULE OR ANY OF THE OTHER LEASE DOCUMENTS, OR ANY INTERFERENCE OR INFRINGEMENT (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8(b)), OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR BE LIABLE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND LESSEE HEREBY WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING. Lessee has selected the Equipment and represents to Lessor that all of the Equipment is suitable for Lessee’s purposes. If Lessee has any claims regarding the Equipment or any other matter arising from Lessee’s relationship with any Supplier, Lessee must make them against such Supplier. Without limiting the foregoing, Lessor will not be responsible to Lessee or any other person with respect to, and Lessee agrees to bear sole responsibility for, any risk or other matter that is the subject of Lessor's disclaimer; and Lessor's agreement to enter into this Lease and any Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the matters so waived or disclaimed herein or covered by the indemnity in this Lease. So long as no Event of Default has occurred, Lessee may exercise Lessor's rights, if any, under any warranty with respect to the Equipment. Lessee's exercise of such rights shall be at its sole risk, shall not result in any prejudice to Lessor, and may be exercised only during the term of the related Schedule. Lessee shall not attempt to enforce any such warranty by legal proceeding without Lessor's prior written approval. This provision survives termination and/or expiration of the Lease.

9.FEES AND TAXES. Lessee agrees to: (a) (1) if permitted by law, file in Lessee's own name or on Lessor's behalf, directly with all appropriate taxing authorities all declarations, returns, inventories and other documentation with respect to any personal property taxes (or any other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to the Equipment, and if not so permitted by law, to promptly notify Lessor and provide it with all information required in order for Lessor to timely file all such declarations, returns, inventories, or other documentation, and (2) pay on or before the date when due all such taxes assessed, billed or otherwise payable with respect to the Equipment directly to the appropriate taxing authorities; (b) (1) pay when due as requested by Lessor, and (2) defend and indemnify Lessor on a net after-tax basis against liability for all license and/or registration fees, assessments, and sales, use, property, excise, privilege, Federal Highway Use, value added and other taxes or other charges or fees now or hereafter imposed by any governmental body or agency upon the Equipment or with respect to the manufacture, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the Rent hereunder (other than taxes on or measured solely by the net income of Lessor); and (c) indemnify Lessor against any penalties, charges, interest or costs imposed with respect to any items referred to in clauses (a) and (b) above (the items referred to as clauses (a), (b), and (c) above being referred to herein as “Impositions”). Any Impositions which are not paid when due and which are paid by Lessor shall, at Lessor's option, become immediately due from Lessee to Lessor.

10.TITLE; GRANTING CLAUSE. Lessee and Lessor intend this Agreement to constitute a “finance lease” as that term is defined in Article 2A of the Uniform Commercial Code. (b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding with respect hereto and to each Schedule, and the performance and observance by Lessee of all of the provisions hereof and thereof and of all of the other Lease Documents, Lessee hereby agrees to execute a security agreement in favor of Lessor in the form of Exhibit A attached hereto in conjunction with the execution of each Schedule (individually and collectively, and as each may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and collaterally assigns, grants, and conveys to Lessor, a security interest in and lien on all of Lessee's right, title and interest in and to all of the following (whether now existing or hereafter created, and including any other collateral described on any rider hereto; the “Collateral”): (1) the Equipment described in such Schedule or otherwise covered thereby (including all inventory, fixtures or other property comprising the Equipment), together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by a Supplier; (2) all subleases, chattel paper, accounts, security deposits, and general intangibles relating thereto, and any and all substitutions, replacements or exchanges for any such item of Equipment or other collateral, in each such case in which Lessee shall from time to time acquire an interest; (3) any and all insurance and/or other proceeds of the property and other collateral in and against which a security interest is granted under the Lease Documents; and (4) collectively, all “Collateral” as defined in each Security Agreement. The collateral assignment, security interest and lien granted in the Lease Documents shall survive the termination, cancellation or expiration of each Schedule until such time as Lessee's obligations thereunder and under the other Lease Documents are fully and indefeasibly discharged. (c) If contrary to the parties' intentions a court determines that any Schedule is not a true “lease”, the parties agree that in such event Lessee agrees that: (1) with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of a Default, Lessor shall have all of the rights and remedies of a first priority secured party under the UCC; and (2) any obligation to pay Basic Rent or any Other Payment, to the extent constituting the payment of interest, shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate used by Lessor in calculating such amounts. Lessee waives any and all written notices for demand, presentment, notice of intent to accelerate and acceleration otherwise applicable under any article of the UCC or other statutory provision.

11.INSURANCE. Upon acceptance under a Schedule, until the payment of the Final Payment under the Schedule, Lessee shall maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: (a) any casualty to the Equipment (or any portion thereof), including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the full replacement value of the Equipment; and (b) any commercial liability arising in connection with the Equipment, including both bodily injury and property damage. The required insurance policies (including endorsements) shall (i) be written by insurers of recognized reputation and, (ii) be endorsed to name Lessor as an additional insured (but without responsibility for premiums), (iii) provide that any amount payable under the required casualty coverage shall be paid directly to Lessor as sole loss payee, and (iv) provide for twenty (20) days' written notice (ten (10) days’ written notice for nonpayment of premium) by such insurer of cancellation, or non-renewal. Lessee agrees that it shall obtain and maintain such other coverages (including pollution coverage) as may be appropriate in light of any changes in applicable law, prudent industry practices, or Lessee's anticipated use of the Equipment.

12. LOSS AND DAMAGE. (a) At all times, Lessee shall bear the risk of loss, theft, confiscation, taking, unavailability, damage or partial destruction of the Equipment and shall not be released from its obligations under any Schedule or other Lease Document in any such event. (b) Lessee shall provide prompt written notice to Lessor of any Total Loss or any material damage to the Equipment. Any such notice must be provided together with any damage reports provided to any governmental authority, the insurer or Supplier, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges. (c) Without limiting any other provision hereof, Lessee shall repair all damage to any item of Equipment from any and all causes, other than a Total Loss, so as to cause it to be in the condition and repair required by this Lease. (d) A “Total Loss” shall be deemed to have occurred to an item of Equipment upon the actual or constructive total loss of any item of the Equipment, the loss, disappearance, theft or destruction of any item of the Equipment, or damage to any item of the Equipment that is uneconomical to repair or renders it unfit for normal use, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority. On the next rent payment date following a Total Loss (a “Loss Payment Date”), Lessee shall pay to Lessor the Basic Rent due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred (the “Lost Equipment”), together with any Other Payments due hereunder with respect to the Lost Equipment. Upon making such payment, (i) Lessee's obligation to pay future Basic Rent shall terminate solely with respect to the items of Lost Equipment so paid for, but Lessee shall remain liable for, and pay as and when due, all Other Payments, and (ii) Lessor shall convey to Lessee all of Lessor's right, title and interest in the Lost Equipment “AS IS WHERE IS”, but subject to the requirements of any third party insurance carrier in order to settle an insurance claim. As used in this Lease, “Stipulated Loss Value” shall mean, with respect to any Equipment on a Schedule, as of the Loss Payment Date, the product of (i) the sum of any accrued and unpaid Rent, plus the present value as of such date of the total Basic Rent for the then remaining term of such Schedule, plus the present value of the Other Payments (other than Basic Rent) to become due during the balance of the term of the applicable Schedule, including amounts such as future taxes and the end of term purchase amount in each Equipment Schedule and (ii) the percentage of the Total Invoice Cost of the Lost Equipment divided by the Total Invoice Cost applicable to such Schedule. After the final rent payment date of the original term or any renewal term of a Schedule, the Stipulated Loss Value shall be determined as of the last rent payment date during the applicable term of such Schedule. (e) Lessor shall be under no duty to Lessee to pursue any claim against any person in connection with a Total Loss or other loss or damage. (f) If Lessor receives a payment under an insurance policy required under this Lease in connection with any Total Loss or other loss of or damage to an item of Equipment, and such payment is both unconditional and indefeasible, then provided Lessee shall have complied with the applicable provisions of this Section, Lessor shall either (1) if received pursuant to a Total Loss, remit such proceeds to Lessee up to an amount equal to the amount paid by Lessee to Lessor as the Stipulated Loss Value, or credit such proceeds against any amounts owed by Lessee pursuant to Section 12(d), or (2) if received with respect to repairs to be made pursuant to Section 12(c), remit such proceeds to Lessee up to an amount equal to the amount of the costs of repair.

13.[RESERVED]

14.INDEMNITY. Lessee shall indemnify, defend and keep harmless Lessor and any Assignee (as defined in Section 17), and their respective agents and employees (each, an “Indemnitee”), from and against any and all Claims (other than such as may directly and proximately result from the actual, but not imputed, gross negligence or willful misconduct of such Indemnitee), by paying or otherwise discharging same, when and as such Claims shall become due. Lessee agrees that the indemnity provided for in this Section includes the agreement by Lessee to indemnify each Indemnitee from the consequences of its own simple negligence, whether that negligence is the sole or concurring cause of the Claims, and to further indemnify each such Indemnitee with respect to Claims for which such Indemnitee is strictly liable. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense of and/or to settle any Claim, in each case, so long as (a) no Default or Event of Default has occurred and is then continuing, (b) Lessee confirms, in writing, its unconditional and irrevocable commitment to indemnify each Indemnitee with respect to such Claim, (c) Lessee is financially capable of satisfying its obligations under this Section, and (d) Lessor approves the defense counsel selected by Lessee. The term “Claims” shall mean all claims, allegations, harms, judgments, settlements, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys' fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person, arising on account of (1) any Lease Document, including the performance, breach (including any Default or Event of Default) or enforcement of any of the terms thereof, or (2) the Equipment, or any part or other contents thereof, any substance at any time contained therein or emitted therefrom, including any Hazardous Materials that may exist in violation hereof, or the premises at which the Equipment may be located from time to time, or (3) the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession of any property to which it may be attached from time to time, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used, possessed or operated, during the term of any Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) any claim in tort for negligence or strict liability, and any claim for patent, trademark or copyright infringement, or the loss, damage, destruction, theft, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, including, Claims involving or alleging environmental damage, or any criminal or terrorist act, or for whatever other reason whatsoever. If any Claim Is made against Lessee or an Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder.

15. DEFAULT. A default shall be deemed to have occurred hereunder and under a Schedule upon the occurrence of any of the following (each, an “Event of Default”):

(a)non-payment of Basic Rent on the applicable rent payment date;

(b)non-payment of any Other Payment within five (5) days after it is due;

(c)failure to maintain, use or operate the Equipment in compliance with applicable law;

(d)failure to obtain, maintain and comply with all of the insurance coverages required under this Lease;

(e)any transfer or encumbrance, or the existence of any Lien that is prohibited by this Lease;

(f)a payment or other default by Lessee under any loan, lease, guaranty or other financial obligation to Lessor or its affiliates, which default entitles the other party to such obligation to exercise remedies, and such default is not waived or cured within five (5) days of the occurrence thereof;

(g)a payment or other default by Lessee under any material loan, lease, guaranty or other material financial obligation to any third party in any amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000) for which such third party has exercised remedies;

(h) a material inaccuracy in any representation or breach of warranty by Lessee (including any false or misleading representation or warranty) in any financial statement or Lease Document, including any omission of any substantial contingent or unliquidated liability or Claim against Lessee;

(i) (x) Lessee makes an assignment for the benefit of its creditors, files any petition or takes any action under any bankruptcy, reorganization or insolvency laws or (y) the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Lessee or any of its properties or business (unless, if involuntary, the proceeding is dismissed within forty-five (45) days of the filing thereof) or the rejection of this Lease or any other Lease Document in any such proceeding;

(j) the failure by Lessee generally to pay its debts as they become due or its admission in writing of its inability to pay the same;

(k) Lessee:

(1)enters into a transaction or series of transactions by which: (a) Lessee merges with or consolidates with another person and Lessee is not the surviving person or (b) leases or sells substantially all of its and its subsidiaries’ assets or property substantially as an entirety to any other person or (c) by which any person, entity or group acquires, directly or indirectly, fifty percent (50%) or more of Lessee’s outstanding voting capital stock, unless all outstanding obligations under this Lease are paid full as part of such transaction; or

(2)ceases to do business as a going concern, liquidate, or dissolve;

(l) the Lessee or any guarantor ceases to exist;

(m) there occurs a default or anticipatory repudiation under any guaranty executed in connection with this Lease;

(n) [reserved];

(o)breach by Lessee of any other covenant, condition or agreement (other than those in items (a)-(p)) under this Lease or any of the other Lease Documents that continues for ten (10) days after the occurrence of such default provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Lessee be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Lessee shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such breach (but such cure period will not be applicable unless such breach is curable by practical means within such period);

(p)failure to promptly remit to Lessor an amount sufficient to reimburse Lessor for all amounts paid to a Supplier under a Supply Contract in the event Lessee fails to accept delivery of any item of Equipment;

(q)if Lessor determines in its good faith judgment that it is the clear intention of Lessee’s investors to not continue to fund Lessee, or arrange funding of Lessee with investors acceptable to Lessor in its sole good faith discretion, in the amounts and timeframe to the extent necessary to enable Lessee to satisfy its obligations under this Agreement or any Schedule as they become due and payable.

16. REMEDIES. (a) if an Event of Default occurs, Lessor may (in its sole discretion) exercise any one or more of the following remedies with respect to such Schedule and any or all other Schedules to which such Lessor is then a party: (1) proceed at law or in equity, to enforce specifically Lessee's performance or to recover damages; (2) declare each such Schedule in default, and cancel each such Schedule or otherwise terminate Lessee's right to use the Equipment and Lessee's other rights, but not its obligations, thereunder and Lessee shall immediately assemble, make available and, if Lessor requests, return the Equipment to Lessor in accordance with the terms of this Lease; (3) enter any premises where any item of Equipment is located and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise without liability; (4) use Lessee's premises for storage without liability; (5) sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor's possession, at public or private sale, with or without notice to Lessee, and apply or retain the net proceeds of such disposition, with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; (6) enforce any or all of the preceding remedies with respect to any related Collateral, and apply any deposit or other cash collateral, or any proceeds of any such Collateral, at any time to reduce any amounts due to Lessor; (7) demand, accelerate and recover from Lessee all Rent and all other damages whenever the same shall be due; and (8) exercise any and all other remedies allowed by applicable law, including the UCC.

(b)If an Event of Default occurs hereunder or with respect to any Schedule and:

(1) if Lessor recovers the Equipment and disposes of it by a lease or elects not to dispose of the Equipment after recovery, upon demand, Lessee shall pay to Lessor an amount equal to the sum of:

(A) any accrued and unpaid Rent as of the date Lessor recovers possession of the Equipment, plus (B) the present value as of such date of the total Basic Rent for the then remaining term of such Schedule, minus (C) either, as determined by Lessor, (i) the present value, as of the commencement date of any substantially similar re-lease of the Equipment, of the re-lease rent payable for that period, commencing on such date, which is comparable to the then remaining term of such Schedule or (ii) the present value, as of that certain date which may be determined by taking into account Lessor's having a reasonable opportunity to remarket the Equipment, of the “market rent” for such Equipment (as computed pursuant to Article 2A) in the continental United States on that date, computed for that period, commencing on such date, which is comparable to the then remaining term of such Schedule; provided, however, Lessee acknowledges that if Lessor is unable after reasonable effort to dispose of the Equipment at a reasonable price and pursuant to other reasonable terms, or the circumstances reasonably indicate that such an effort will be unavailing, the “market rent” in such event will be deemed to be $0.00, but in the event that Lessor does eventually re-lease or otherwise dispose of the Equipment, it will apply the net proceeds of such disposition, to the extent received in good and indefeasible funds, as a credit or reimbursement, as applicable, in a manner consistent with the applicable provisions of Article 2A. Any amounts discounted to present value shall be discounted at a discount rate equal to the Wall Street Journal Prime Rate, as of the date of default, compounded annually.

(2) if Lessee fails to assemble and return the Equipment after an Event of Default as required under Section 16(a)(2) above, or if Lessor recovers and sells the Equipment, upon demand, Lessee shall pay to Lessor an amount an amount equal to the sum of:

(A) any accrued and unpaid Rent as of either the date of the Event of Default or the date Lessor recovers possession of the Equipment, whichever is later, plus (B) the present value as of such date of the total Basic Rent for the then remaining term of such Schedule, plus (C) Lessor’s estimate at the time the Lease was entered into of Lessor’s residual interest in the Equipment, plus (D) all Enforcement Costs (defined in Section 16(c), minus (E) a credit for any disposition proceeds, if applicable, pursuant to the application provisions in the next sentence. If Lessor recovers and sells the Equipment, any proceeds received in good and indefeasible funds shall be applied by Lessor, with respect to the related Schedule: first, to pay all Enforcement Costs, to the extent not previously paid; second, to pay to Lessor an amount equal to any unpaid Rent due and payable to the extent not previously paid; third, to pay to Lessor any interest accruing on the amounts covered by the preceding clauses, at the Late Charge Rate, from and after the date the same becomes due, through the date of payment; and fourth, (A) if the Lessor under such Schedule is also the Lessor under any other Schedules (whether by retaining the same, or as Assignee), to satisfy any remaining obligations under any or all such other Schedules, or (B) if such Lessor is not the Lessor under any other Schedule, or if Lessee's obligations to such Lessor under such other Schedules have been fully and indefeasibly satisfied, to reimburse Lessee for such amounts to the extent previously paid by Lessee. Any amounts discounted to present value shall be discounted at a discount rate equal to the Wall Street Journal Prime Rate, as of the date of default, compounded annually.

(c)A cancellation of any Schedule as permitted under this Lease shall occur only upon written notice by Lessor to Lessee. Unless already specifically provided for in Section 16(b), if an Event of Default occurs with respect to any Schedule, Lessee shall also be liable for all of the following (“Enforcement Costs”): (1) all unpaid Rent due before, during or after exercise of any of the foregoing remedies, and (2) all reasonable invoiced legal fees (including consultation, drafting notices or other documents, expert witness fees, sending notices or instituting, prosecuting or defending litigation or arbitration) and other enforcement costs and expenses incurred by reason of any Default or Event of Default or the exercise of Lessor's rights or remedies, including all expenses incurred in connection with the return or other recovery of any Equipment in accordance with the terms of this Lease or in placing such Equipment in the condition required hereby, or the sale, re-lease or other disposition (including but not limited to costs of transportation, possession, storage, insurance, taxes, lien removal, repair, refurbishing, advertising and brokers' fees), and all other pre-judgment and post-judgment enforcement related actions taken by Lessor or any actions taken by Lessor in any bankruptcy case involving Lessee, the Equipment, or any other person. Late Charges shall accrue with respect to any amounts payable under this Section for as long as such amounts remain outstanding, and shall be paid by Lessee upon demand. No right or remedy is exclusive and each may be used successively and cumulatively. Any failure to exercise the rights granted hereunder upon any Default or Event of Default shall not constitute a waiver of any such right. The execution of a Schedule shall not constitute a waiver by Lessor of any pre-existing Default or Event of Default. With respect to any disposition of any Equipment or Collateral pursuant to this Section, (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (ii) Lessor may comply with any applicable law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (iii) Lessor may disclaim any title or other warranties in connection with any such disposition, and (iv) Lessee shall remain responsible for any deficiency remaining after Lessor's exercise of its remedies and application of any funds or credits against Lessee's obligations under any Schedule, and Lessor shall retain any excess after such application.

17. ASSIGNMENT. (a) LESSEE SHALL NOT ASSIGN, DELEGATE, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY SCHEDULE, OR ITS LEASEHOLD INTEREST OR ANY COLLATERAL, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. Without limiting the foregoing, (1) Lessee may not attempt to dispose of any of the Equipment, and (2) Lessee shall (A) maintain the Equipment free from all Liens, other than Permitted Liens, (B) notify Lessor immediately upon receipt of notice of any Lien affecting the Equipment, and (C) defend Lessor's title to the Equipment. A “Permitted Lien” shall mean (A) any Lien for Impositions, Liens of mechanics, materialmen, or suppliers and similar Liens arising by operation of law, provided that any such Lien is incurred by Lessee in the ordinary course of business, for sums that are not yet delinquent or are being contested in good faith and with due diligence, by negotiations or by appropriate proceedings which suspend the collection thereof and, in Lessor's sole discretion, (i) do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein, and (ii) for the payment of which adequate assurances or security have been provided to Lessor, (B) the Lien pursuant to that certain Loan and Security Agreement between Lessee and Silicon Valley Bank dated June 29, 2016, as amended, modified, supplemented, or restated from time to time, and subject to the terms of an intercreditor agreement acceptable to Lessor in Lessor’s sole discretion, (C) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Lessee maintains adequate reserves on Lessee’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder, (D) purchase money Liens or capital leases (i) on Equipment acquired or held by Lessee incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, (E) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (F) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA), (G) leases or subleases of real property granted in the ordinary course of Lessee’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Lessee’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Lessor a security interest therein, (H) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States, (I) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (J) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default, (K) Liens on deposits in favor of Inversiones Caribou GWP, SA, Iron Works Properties, LLC, Joe P. Ruthven Revocable Trust, Lic. Fernando Avendaño Alfaro, L Seven, Offramp, LLC and University of South Florida Research Foundation to secure the performance of operating leases, bids, trade contracts (other than for borrowed money) and performance bonds in each case, incurred in the ordinary course of business not representing an obligation for borrowed money, provided that the aggregate amount of all such deposits may not exceed Three Hundred Seven Thousand Dollars ($307,000.00) at any time; and (L) Liens in favor of other financial institutions arising in connection with Lessee’s deposit and/or securities accounts held at such institutions. No disposition referred to in this Section shall relieve Lessee of its obligations, and Lessee shall remain primarily liable under each Schedule and all of the other Lease Documents. (b) Lessor may at any time with or without notice to Lessee grant a security interest in, sell, assign, delegate or otherwise transfer (an “Assignment”) all or any part of its interest in the Equipment, this Lease or any Schedule and any related Lease Documents or any Rent thereunder” or the right to enter into any Schedule, and Lessee shall perform all of its obligations thereunder, to the extent so transferred, for the benefit of the beneficiary of such Assignment (such beneficiary, including any successors and assigns, an “Assignee”). Lessee agrees not to assert against any Assignee any Abatement (without limiting the provisions of Section 2) or Claim that Lessee may have against Lessor, and Assignee shall not be bound by, or otherwise required to perform any of Lessor's obligations, unless expressly assumed by such Assignee. Lessor shall be relieved of any such assumed obligations. If so directed in writing, Lessee shall pay all Rent and all other sums that become due under the assigned Schedule and other Lease Documents directly to the Assignee or any other party designated in writing by Lessor or such Assignee. Lessee acknowledges that Lessor's right to enter into an Assignment is essential to Lessor and, accordingly, waives any restrictions under applicable law with respect to an Assignment and any related remedies. Upon the request of Lessor or any Assignee, Lessee also agrees (i) to promptly execute and deliver to Lessor or to such Assignee an acknowledgment of the Assignment in form and substance satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Lessor or Assignee, and (ii) to comply with all other reasonable requirements of any such Assignee in connection with any such Assignment. Upon such Assignment and except as may otherwise be provided herein, all references in this Lease to “Lessor” shall include such Assignee. (c) Subject always to the foregoing, this Lease and each Schedule shall inure to the benefit of, and are binding upon, Lessee's and Lessor's respective successors and assigns.

18. MISCELLANEOUS. (a) This Lease, each Schedule hereto or thereto and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be amended or modified in any manner except by a document in writing executed by both parties. (b) In the event of any inconsistency between this Lease and any Schedule, the terms of such Schedule shall control as to the Equipment listed on such Schedule. (c) Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The representations, warranties and agreements of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Schedule and any other Lease Documents. With respect to each Schedule, the obligations of Lessee under this Lease which have accrued but not been fully satisfied, performed or complied with prior to the expiration or earlier cancellation or termination of such Schedule, shall survive the expiration or earlier cancellation or termination thereof. (d) All of Lessee's obligations hereunder and under any Schedule shall be performed at Lessee's sole expense. Lessee shall reimburse Lessor promptly upon demand for all reasonable and documented invoiced expenses incurred by Lessor in connection with (1) any action taken by Lessor at Lessee's request, or in connection with any option, (2) the filing or recording of real property waivers and UCCs, (3) any Enforcement Costs not recovered pursuant to Section 16, (4) all inspections, (5) all lien search reports (and copies of filings) requested by Lessor and (6) all other reasonable and documented invoiced costs and expenses incurred in connection with this Lease. If Lessee fails to perform any of its obligations with respect to a Schedule, Lessor shall have the right, but shall not be obligated, to affect such performance, and Lessee shall reimburse Lessor, upon demand, for all expenses incurred by Lessor in connection with such performance. Lessor's effecting such compliance shall not be a waiver of Lessee's default. All amounts payable under this Section, if not paid when due, shall be paid to Lessor together with interest thereon at the Late Charge Rate. (e) Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by this Lease, but only to the extent that the same relates to the Equipment. (f) LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE.

(g)All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

(h)This Lease shall not be effective unless and until accepted by execution by an officer of Lessor at the address, in the State of Arizona (the “State”), as set forth below the signature of Lessor. THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the mailing address below Lessee's signature, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State. (i) This Lease and all of the other Lease Documents may be executed in counterparts. (j) If Lessor is required by the terms hereof to pay to or for the benefit of Lessee any amount received as a refund of an Imposition or as insurance proceeds, Lessor shall not be required to pay such amount, if any Default has occurred and not been cured. In addition, if Lessor is required by the terms hereof to cooperate with Lessee in connection with certain matters, such cooperation shall not be required if a Default or Event of Default has then occurred and is continuing. (k) Lessor may correct patent errors and fill in any blanks in the Lease Documents consistent with the agreement of the parties so long as Lessor provides written notice of such correction.

19. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Lease or in any of the Schedules have the following meanings: (1) “affiliate”: with respect to any given person, shall mean (i) solely with respect to Section 3(h), each person that directly or indirectly owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, thirty-five (35) percent or more of the voting stock, membership interest or similar equity interest having ordinary voting power in the election of directors or managers of such person, and with respect to all other provisions of this Agreement, (ii) each person that controls, is controlled by, or is under common control with, such person, or each of such person's officers, directors, members, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; (2) “applicable law” or “law”: any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (3) “AS IS, WHERE IS”: AS IS, WHERE IS, without warranty, express or implied, with respect to any matter whatsoever; (4) “business day”: any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the Lessor's notice address;

(5) “governmental authority”: any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; (6) “hazardous material”: means any chemical, compound, materials, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive materials, nuclear medicine materials, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (7) “person”: any individual, corporation, limited liability entity, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor; and (8) “UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code. (b) The following terms when used herein or in any of the Schedules shall be construed as follows: (1) “herein,” “hereof,” “hereunder,” etc. means in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); (2) “including”: means including without limitation unless such term is followed by the words “and limited to”, or similar words; and (3) “or” means at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by “any” indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to an applicable law shall also mean such law as amended, superseded or replaced from time to time.

20. PUBLICITY; CONFIDENTIALITY: Lessor will have the right to disclose to others and to include on or in its website, brochures and other marketing materials information consisting of “tombstone-like” statements about this lease transaction which mention Lessee and may use Lessee’s logo and the amount of the lease funding provided by Lessor to Lessee. Such information shall not include any proprietary or confidential information of Lessee. Lessee grants Lessor permission to make reference to Lessee in its marketing materials referenced in this Section 20, unless otherwise notified by Lessee in writing. In handling any confidential information, Lessor shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lessor’s Subsidiaries or Affiliates; (b) as required by law, regulation, subpoena, or other order; (c) to Lessor’s regulators or as otherwise required in connection with Lessor’s examination or audit; (d) as Lessor considers appropriate in exercising remedies under this Agreement; and (e) to third-party service providers of Lessor so long as such service providers have executed a confidentiality agreement with Lessor with terms no less restrictive than those contained herein. For purposes of this Section 20, “Confidential Information” shall have the meaning set forth in the Mutual Non-Disclosure Agreement between Borrower and predecessors-in-interest to Lender dated December 4, 2018. Confidential information does not include information that is either: (i) in the public domain or in Lessor’s possession when disclosed to Lessor, or becomes part of the public domain (other than as a result of its disclosure by Lessor in violation of this Agreement) after disclosure to Lessor; or (ii) disclosed to Lessor by a third party, if Lessor does not know that the third party is prohibited from disclosing the information.

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IN WITNESS WHEREOF, the parties hereto have caused this Master Lease Agreement to be duly executed as of the day and year first above set forth.

Lessor		Lessee

TRINITY CAPITAL INC., a Maryland corporation		MOLEKULE, INC., a Delaware corporation

By:	/s/ Susan Echard	By:	/s/ Jaya Rao
	Name: Susan Echard		Name: Jaya Rao

	Title: Chief Financial Officer		Title: Chief Executive Officer

EXHIBIT A

SECURITY AGREEMENT